CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED Manufacturing and Supply Agreement This Manufacturing and Supply Agreement (this “Agreement”) is entered into as of the 14th day of January, 2022 (the “Effective Date”), by and between Strongbridge Dublin Limited, a wholly- owned subsidiary of Strongbridge Biopharma Limited (f/k/a Strongbridge Biopharma plc), a company incorporated under the laws of Ireland having its registered office at Suite 206, Fitzwilliam Place, Dublin 2, D02 T292, Ireland (“Customer”), and Regis Technologies, Inc., an Illinois corporation, having its principal place of business at 8210 Austin Ave., Morton Grove, IL 60053 (“Regis”). Customer and Regis may be referred to individually as a “Party” or collectively as “Parties”. PREAMBLE Whereas, Regis is a company engaged inter-alia in the processing, manufacturing and supply of active pharmaceutical ingredients and is interested in producing commercial quantities of Product (as defined below) for Customer; Whereas, Customer is interested in purchasing commercial quantities of Product from Regis pursuant to the terms and conditions of this Agreement; and Whereas, the Parties desire that this Agreement will determine the general terms and conditions for the manufacture and supply of Product (as defined below) by Regis for Customer. NOW, THEREFORE, Regis and Customer hereby agree as follows: 1. DEFINITIONS. 1.1 Definitions. As used in this Agreement, the following terms shall have the corresponding meanings set forth below: (a) Affiliate means (i) organizations that directly or indirectly control a Party hereto, (ii) organizations that are directly or indirectly controlled by a Party hereto or (iii) organizations that are directly or indirectly controlled by the ultimate parent company of a Party hereto. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. (b) Applicable Laws means all relevant United States federal, state and local laws, statutes, rules, regulations, and ordinances and industry standards and guidelines as in effect on the Effective Date or adopted thereafter and which are applicable to a Exhibit 10.1

Party's activities hereunder, including, without limitation, the applicable regulations and guidelines of any United States governmental authority including the United States Food and Drug Administration. (c) Customer Intellectual Property shall have the meaning ascribed to it in Section 14.1(b). (d) Contract Results shall have the meaning ascribed to it in Section 14.2. (e) Disclosing Party shall have the meaning ascribed to it in Section 15.1. (f) Effective Date shall mean the last date on the signature page. (g) Firm Order Period shall have the meaning ascribed to it in Section 3.2. (h) GMPs means, as applicable, current good manufacturing practices, including the regulations promulgated by the FDA under the United States Food, Drug and Cosmetic Act, 21 C.F.R. Part 210 et seq., as amended from time to time, applicable guidance documents issued by the FDA, and applicable documents developed by the International Conference on Harmonization (ICH) to the extent that such documents are consistent with regulations promulgated by the FDA. (i) Intellectual Property shall mean anything that is protected by any patents, trademarks, copyrights, trade secrets, know-how and all other intellectual and industrial property rights (whether registered or unregistered and including rights in any application for any of the foregoing), including without limitation, information, work product, inventions, know-how, ideas, improvements, discoveries, enhancements, modifications, data, results, formulae, instructions, processes, protocols, techniques, methodologies, testing and control procedures, and information of every other kind and description. (j) Regis Intellectual Property shall have the meaning ascribed to it in Section 14.1(a). (k) [***] shall mean [***]. (l) Party means Regis or Customer, and when used in the plural, means Regis and Customer together. (m) Product means Levoketoconazole (CAS Registry No. 142128-57-2). (n) Product Specification means the specifications for the Product as described in Exhibit 1. (o) Production Facility means the production facility of Regis located in Morton Grove, IL. (p) Quality Agreement means the document entered into by the Parties in good faith and will be entered into specifying quality related details of the particular goods and services to be provided, the main contacts, reporting arrangements, allocation and limits of responsibility for the two parties, inter-alia. If there are contradictions between the provisions of this Agreement and those of the Quality Agreement, the provisions of this Agreement will take precedence. (q) Receiving Party shall have the meaning ascribed to it in Section 15.1. (r) Regulatory Authority shall mean the United States Food and Drug Administration, or any successor entity thereto performing substantially similar function (“FDA”) or any other recognized governmental or regulatory authority (i.e. EMA, MHRA, or MHLW) responsible for the regulation of API used in pharmaceutical products intended for human use. (s) Term means the period from the Effective Date until termination or expiration of this Agreement in accordance with Section 17. 2. OBJECT 2.1 Regis will manufacture Product and sell Product to Customer, and Customer will buy the Product from Regis subject to the terms and conditions set forth in this Agreement. 2.2 This Agreement will form the basis of purchase orders of Customer to Regis. It will be an integral part of individual purchase orders. Any pre-printed terms set forth on any purchase order shall be disregarded and if there are contradictions between this Agreement and those of a purchase order then the provisions of this Agreement shall take precedence, unless specifically agreed in writing and signed by both Parties. 3. FORECASTING AND PURCHASE ORDERS 3.1 Forecasting. Customer will deliver to Regis for planning purposes no later than the beginning of each quarter (i.e., January 1, April 1, July 1, October 1) a non-binding rolling forecast of its estimated quarterly requirements for delivery of Product during the next [***]. The quantities of Product detailed in the [***] from the delivery date (the “Firm Order Period”) of each such forecast will represent binding irrevocable purchase commitments of Customer and Regis which can only be amended by mutual agreement of the Parties and for which Customer shall place corresponding purchase orders. Forecasts shall contain a quantity in [***] batch increments and may range from [***] batches annually. The first forecast covering a period of [***] from the Effective Date is attached hereto as Exhibit 2. 3.2 Purchase Orders. Strongbridge will provide a Purchase Order for Product [***] prior to desired delivery date. Upon receipt of the Purchase Order, Regis will order Starting Material (“SM”) and invoice Strongbridge for the Starting Material Fee (the “SM Fee”) as set forth in Exhibit 3. Strongbridge reserves the right to delay delivery of Product for up to [***] from the delivery date initially indicated in the Purchase Order. Notification of any delay must be in writing and received by Regis within [***] of issuance of the Purchase Order. If no written notification of delay from Strongbridge is received during the [***] period, the delivery date becomes binding. Once binding, Strongbridge will be invoiced as follows: (a) Commitment Fee: [***] of the Purchase Order total, less the SM Fee previously invoiced, will be invoiced at the commencement of the Firm Order Period defined in Section 3.1 above. (b) Release Fee: The remaining balance of the Purchase Order total will be invoiced upon release of Product by Regis (adjusted for actual yield). 3.3 Customer’s purchase orders shall contain Customer’s purchase order number, quantity (in [***] increments to match the approximate batch size), price, invoicing address, delivery address and requested delivery dates. A purchase order template is attached hereto as Exhibit 4. 3.4 Regis shall notify Customer of acceptance of the Purchase Order within [***] from receipt and each acceptance shall include confirmation of the delivery date of the applicable quantity of Product; provided that to the extent no delivery date is included or Regis fails to issue an acceptance within the applicable time period, the order shall be deemed accepted by Regis and the applicable delivery date shall be deemed to be the delivery date and delivery location specified in the applicable Purchase Order which shall be binding on the Parties. Other than due to a force majeure event, Regis shall accept all purchase orders that are materially in compliance with this Agreement and consistent with Customer’s previous [***] rolling forecast. 3.5 If Regis is unable, or anticipates that it will not be able, to supply Customer’s requirements for number of batches of Product and delivery date in accordance with this Section 3 (a “Shortage of Supply”), Regis shall notify Customer in writing of the same within [***] of receipt of the applicable Purchase Orders, forecast or determination that a Shortage of Supply will exist, and shall include in such notice its best estimate of the duration of the delay, the reasons for the delay, and whether the reason impacts the validated state of the process. Regis shall, at its own cost, use commercially reasonable efforts to remedy any Shortage of Supply and resume supplying Product meeting the requirements of this Agreement to Customer as soon as possible. 3.6 Regis agrees to retest batches of Product at Customer’s request and expense for batches within [***] of the retest period. 4. ANNUAL STABILITY STUDY 4.1 Regis will perform the annual stability study on one batch of Product released each calendar year. Customer will decide which batch will be placed on stability. If more than one batch needs to be placed on stability in a year, Customer will pay for the stability study with prior approval of the need for an extra stability batch in the year. If no batches are produced in a calendar year, a new stability study will not be required for that year. 4.2 The annual stability study will be run using the time points and parameters in the Exhibit 1 and Regis will provide interim annual updates of the stability data. Upon completion of the annual stability study, Regis will provide Customer with a final report of the results. The price for each annual stability study is set forth in Exhibit 3. 4.3 Reference Standards. If requested by Customer, Regis will qualify or requalify (2S,4R)-(-)-cis-Ketoconazole as a reference standard or Regis will purchase other reference standards required for the manufacturing of Product. The price for reference standards is set forth in Exhibit 3. 5. RAW MATERIALS AND SAFETY STOCK (a) Regis shall provide all raw and auxiliary materials required in connection with the manufacture of the Product hereunder. Regis shall procure, use and analyse the raw materials in accordance with GMPs and the regulatory filing of the Product. (b) Upon receipt of purchase order issued by Customer, Regis will purchase sufficient Racemic Ketoconazole (“SM”) from [***] or other mutually approved supplier, to produce Product. Regis will invoice Customer for the SM Fee as set forth in Exhibit 3. Customer shall provide purchase orders for SM to maintain a safety stock of no less than [***] of SM and Regis will invoice Customer the SM Fee accordingly. Regis shall procure additional safety stock of SM at the request and expense of Customer. (c) Storage of the SM shall be the responsibility of Regis and will be included in the annual Maintenance Fee defined in Section 11.3. All SM shall be used solely for the Product. Regis shall be responsible for risk of loss to SM in its possession. (d) Regis will have a quality agreement with [***] for SM. (e) Within [***] following the end of each calendar month, Regis will perform and deliver to Customer a reconciliation of SM and Product inventory for the prior month. 6. MANUFACTURE OF PRODUCT, QUALITY CONTROL AND QUALITY ASSURANCE, PACKAGING 6.1 Regis shall manufacture and store the Product at the Production Facility according to the Product Specifications, the Quality Agreement, the Manufacturing Process, GMPs and all Applicable Laws, rules and regulations. 6.2 Regis will perform the quality control testing specified in the Quality Agreement. Batch review and release to Customer will be the responsibility of Regis’s quality assurance group. Regis will perform its batch review and release responsibilities in accordance with Regis’s standard operation procedures. Regis will provide all batch documents to Customer after release of Product. Customer shall accept or reject a batch within [***] from receipt of the relevant and complete batch documentation. If there is no written notification from Customer within the [***], the batch will be deemed accepted by Customer. Customer will have the sole responsibility for the release of products to the market.

6.3 Regis will package the Product as set out in the batch record. If additional packaging or subdivision is required, additional charges will apply. 6.4 Regis shall promptly notify and forward to Customer any information concerning any potentially serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidence or other adverse experience related to the Product (an “Adverse Experience”) reported to it. Customer agrees that it shall be solely responsible to review, analyze and respond to any Adverse Experience. Regis shall have no obligation with respect to an Adverse Experience other than the obligation to notify Customer. Customer will inform Regis of any new data related to safely manufacturing product. 7. CO-OPERATION 7.1 Governmental Agencies. Subject to Section 7.6, each Party may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Product, for Regis communications, only regarding the site-specific Issues related to Product if, in the opinion of that party’s counsel, the communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a party will permit the other party to accompany and take part in any communications with the agency, and to receive copies of all communications from the agency. Regis specifically agrees to cooperate with any inspection by the FDA or other regulatory authority, as applicable, and Regis shall bear the costs associated with the hosting of such regulatory agency inspections. Regis shall promptly advise Customer of any notice or request that it receives from a governmental agency or regulatory authority regarding inspection of its facilities. Regulatory services will be provided at an additional fee. 7.2 Records and Accounting by Regis. Regis will keep records of the manufacture, testing, and shipping of the Product, and retain samples of the Products that are necessary to comply with manufacturing regulatory requirements. Copies of the records and samples will also be retained by Regis in accordance with the Quality Agreement and relevant SOPs. 7.3 Inspection. During the term of this Agreement and for [***] after its expiration or termination, Customer or its designee may inspect Regis Facility, reports and records relating to this Agreement, excluding the financial records of the company, during normal business hours and with reasonable advance notice, but a Regis representative must be present during the inspection Regis will schedule and conduct inspections in accordance with the Quality Agreement and relevant SOPs. Inspections performed after termination of this agreement will be performed at Customer’s expense. 7.4 Access. During the term of this Agreement and for [***] after its expiration or termination, Regis will give Customer reasonable access at agreed times to the areas of the Facility in which the Product is manufactured, stored, handled, or shipped to permit Customer to verify that the manufacturing services are being performed in accordance with the Specifications, GMPs, and applicable laws. Access to the Facility, except for cause audits, necessary to determine if corrective actions were taken, will be addressed in accordance with the Quality Agreement. The right of access set forth in this Section 7.5 will not include a right to access or inspect Regis’s financial records. The terms for which audits are conducted are defined in the Quality Agreement. 7.5 Reports. Regis will supply all necessary data/documentation to Customer, at Customer’s reasonable discretion, needed to maintain regulatory filings as defined in the quality agreement. 7.6 Regulatory Cooperation. (a) Regulatory Authority. Customer will have the sole authority and responsibility for filing all documents with all regulatory authorities and taking any other actions that may be required for the receipt and/or maintenance of regulatory authority approval for the commercial manufacture of the Product. Regis will assist Customer at Customer’s expense, to obtain regulatory authority approval for the commercial manufacture of all Products as quickly as reasonably possible and then subsequently, to maintain any such approval. In addition, at Customer’s request Regis shall to a commercially reasonable extent make appropriate personnel available for meetings with Regulatory Authorities related to the manufacture of the Product. Regis shall be responsible for all regulatory filings and regulatory compliance relating to the Regis Facility. In addition, at Customer’s expense Regis agrees to reasonably cooperate with Customer (or its designees) with respect to Customer’s obligations to submit or report information relevant to Product pursuant to FDA and other Regulatory Authorities or to comply with Applicable Laws relevant to the Production Facility. (b) Customer Responsibility. Subject to the foregoing, Regis will not assume any responsibility for the accuracy of any application for receipt of an approval by a regulatory authority. Customer is solely responsible for the preparation and filing of the application for approval by the regulatory authority and any relevant costs will be borne by the Customer. (c) Annual Product Review. Regis shall prepare annual reports and/or product quality reviews (collectively, “Annual Product Reviews”) with respect to the Product as detailed in the Quality Agreement. (d) Inspection by Regulatory Authorities. Customer shall notify Regis if actions taken by Customer could prompt a Regulatory inspection. The terms for notification are defined in the Quality Agreement.

8. SHIPMENTS Delivery terms shall be [***]. Regis will coordinate the shipping of product using an agreed upon vendor and agreed upon conditions with the Customer. Customer is responsible for all shipping, insurance and related charges. These fees will be invoiced to Customer as a pass-through cost with no mark-up. Title and risk of loss for the Product shall transfer to Customer per [***]. Each shipment of Product shall be accompanied by a certificate of analysis, which will include a signed certification of GMP compliance and such additional documents as may be specified in the Quality Agreement. 9. PRODUCT CLAIMS 9.1 Product Claims. Customer has the right to reject any portion of any shipment of Product that deviates from the Specifications, GMPs or Applicable Laws without invalidating the remainder of the shipment. Customer will inspect the Product upon receipt and will give Regis written notice (a “Deficiency Notice”) of all claims for Products that deviate from the Specifications, GMPs or Applicable Laws within [***] after product release. Should Customer fail to give Regis the Deficiency Notice within the applicable period, then the delivery will be deemed to have been accepted by Customer. Subject to Section 6.2, Regis will have no liability for any deviations for which it has not received notice within the applicable period, or any agreed extension. The Deficiency Notice shall state in reasonable detail the reason why the Product is rejected. Customer also may reject Product delivered hereunder for Latent Defects (as defined below) provided Customer notifies Regis in writing no later than the earlier of: (a) [***] of discovery of a Latent Defect, and (b) [***] from the date of Product’s manufacture. If it is confirmed that the cause of the Latent Defect is attributable to Regis, then Regis will replace at no cost to Customer all such latently defective Product with Product that meets the Product Specifications. All other relevant provisions of Section 9.1 will apply to the inspection, testing and release of such replacement Product. Replacement of the latently defective Product shall be Customer’s sole remedy under this Agreement. The Parties will consult to confirm the cause of the Latent Defects. In the event of disagreement between the Parties as to the existence or cause of a Latent Defect, the Parties shall refer the dispute to an independent laboratory as set forth in Section 6.2(a). “Latent Defects” shall mean any defects in the Product to meet Product Requirements that existed at the time of delivery to Customer but could not be reasonably detected upon review of records or the initial testing and inspection of the Product, provided that such defects are unrelated to the shipping or storage of the Product after acceptance. Regis shall not be responsible for any Latent Defects that are attributable to the Starting Material. 9.2 Determination of Deficiency. Upon receipt of a Deficiency Notice, Regis will have [***] to advise Customer by notice in writing that it disagrees with the contents of the Deficiency Notice. If Customer and Regis fail to agree within [***] after Regis’s notice to Customer as to whether any Product deviates from the Specifications, GMPs or Applicable Laws, then the parties will mutually select an independent laboratory to evaluate Product deviations from the

Specifications, GMPs or applicable laws. This evaluation will be final and binding on the parties. If the evaluation certifies that Product deviates from the Specifications, GMPs or applicable laws, Customer may reject this Product and Regis will be responsible for the costs of the evaluation. If the evaluation does not so certify, then Customer will be deemed to have accepted the relevant Product and Customer will be responsible for the costs of the evaluation. 9.3 Suspension of Payments. If any Product is rejected by Customer, Customer’s duty to pay all amounts payable to Regis in respect of the Rejected Product shall be (i) suspended until such time as it is determined by an independent laboratory or consultant that the Products in question were unreasonably rejected by Customer, or (ii) waived and null and void if it is determined by an independent laboratory or consultant that the Rejected Products were reasonably rejected by Customer. If only a portion of an order is rejected, only the duty to pay the amount allocable to such portion shall be suspended or waived, as applicable. 9.4 Regis’ Responsibility for Defective Product. If Customer rejects Product and the deviation is determined to have arisen from Regis’s failure to manufacture the Product in accordance with the relevant Specifications, GMPs or Applicable Laws, Regis will as soon as reasonably practicable given other commitments of Regis in the Production Facility and at no cost to Customer and at Customer’s sole discretion: (a) manufacture and deliver to Customer sufficient Product to replace the defective Product, or (b) credit or reimburse (as the case may be) the amount paid by Customer to Regis for the deficient Product (including all shipping cost) if the cause of the nonconforming batch was solely Regis’ gross negligence or willful misconduct. 10. RESERVED 11. PRICES, MAINTENANCE FEE, AND PAYMENT TERMS 11.1 The purchase price payable by Customer to Regis for the Product delivered to Customer hereunder as well as the methodology for price adjustment during the Term are set forth in Exhibit 3. 11.2 Beginning with the first anniversary of the Agreement, Regis will invoice Customer for an annual Product Maintenance Fee as set forth in Exhibit 3. This annual Maintenance Fee will be invoiced upon completion of the Annual Product Review each year for the duration of the Agreement. Such fee will include: (i) the Annual Product Review as described in Section 7.8(c); (ii) storage of SM safety stock; and (iii) storage of up to [***] of Product. If it is necessary to store more than two batches of Product to meet Customer’s safety stock requirements, storage of additional batches will be invoiced separately as set forth in Exhibit 3. Regis agrees to store up to [***] at any one time. 11.3 Invoices will be sent to Customer when the Product is released by Regis Quality Assurance. Each invoice will, to the extent applicable, identify Customer’s purchase order number, Product quantity, unit price, freight charges, and the total amount to be paid by Customer.

11.4 Customer will pay all invoices within [***] of the date of Customer’s receipt of undisputed invoice thereof, unless Customer has notified Regis within such 30-day period that it disputes any particular invoiced item(s), which dispute the parties shall attempt to resolve in good faith. Interest on past due accounts will accrue at 2% per month. Regis will provide Customer with [***] notice of its delinquency prior to the addition of interest. 11.5 The Product Price, and any other fees or charges by Regis to Customer pursuant to this Agreement do not include value added, sales, use, consumption, or excise taxes of any taxing authority. The amount of such taxes, if any, will be added on the invoices submitted to Customer by Regis pursuant to this Agreement as a separate line item and Customer shall pay the amount of such taxes to Regis in accordance with the payment provisions of this Agreement. 12. REPRESENTATIONS AND WARRANTIES. 12.1 Authority. Each Party represents and warrants that is has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder. 12.2 Customer represents and warrants that any Customer Intellectual Property, used by Regis in performing manufacturing services hereunder is Customer’s or its Affiliates’ unencumbered property, may lawfully be used as directed by Customer and does not infringe any rights of third parties when used by Regis in accordance with this Agreement for providing manufacturing services for Customer hereunder. 12.3 Regis represents and warrants that all Product will be manufactured, tested, stored and released in conformance with the relevant Specifications, GMPs and Applicable Laws. 12.4 Regis represents and warrants that Product, at the time of delivery to Customer, shall not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act. 12.5 Regis represents and warrants that any Regis Intellectual Property used by Regis for manufacturing Product hereunder is Regis’s or its Affiliates’ unencumbered property, may lawfully be used as directed by Regis and does not infringe any rights of third parties. 12.6 Regis represents and warrants that title to all Product provided to Customer under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien or other encumbrance. 12.7 Regis warrants and represents that Regis is not now, nor has Regis ever been, an individual, corporation, partnership, association or entity that has been debarred by a Regulatory Authority, including, but not limited to, pursuant to 21 U.S.C. §335 (a) and any foreign equivalents (a “Debarred Person”) or disqualified as a Clinical Investigator by a Regulatory Authority, including, but not limited to, pursuant to 21 C.F.R. §312.70 or §812.119 and their foreign equivalents (a “Disqualified Person”). Regis further warrants and represents that none of Regis’s employees or affiliates have ever been debarred or disqualified, nor has any Debarred/Disqualified Person performed or rendered, or will be permitted to perform or render, any services undertaken pursuant to this Agreement. Regis further warrants and represents that Regis has no knowledge of any circumstances, which may affect the accuracy of the foregoing warranties and representations, including, but not limited to, FDA investigations of, or debarment proceedings against Regis or any other person or entity performing services pursuant to this Agreement. Regis shall immediately notify Customer if it becomes aware of any change in circumstances that would render any of the foregoing representations or warranties untrue or misleading in any material respect during the Term of the Agreement and any extensions thereto. 12.8 Regis represents and warrants to Customer that it has and will maintain during the term of this Agreement all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the manufacturing services it will perform pursuant to this Agreement. 12.9 Regis represents and warrants that: (i) it has all requisite corporate power and authority for the ownership and operation of its properties and for carrying on of its business as currently conducted or proposed to be conducted for the purpose of this Agreement; (ii) the execution, delivery and performance of this Agreement and the conduct of manufacturing services hereunder will not conflict with or breach any agreement, instrument or understanding, oral or written, to which Regis is a party or by which Regis may be bound, nor, does it violate any applicable law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; or (iii) it has no obligations to any Third Party which (a) will in any way limit or restrict its ability to perform manufacturing services for Customer hereunder or (b) conflict with the rights granted to Customer hereunder. 12.9 Disclaimer of Other Warranties. OTHER THAN THE WARRANTIES SPECIFICALLY SET FORTH IN THIS AGREEMENT, REGIS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED. REGIS MAKES NO WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE NOR ANY WARRANTY OR CONDITION OF MERCHANTABILITY FOR THE PRODUCT. 13. REMEDIES AND INDEMNITIES 13.1 Consequential Damages. Notwithstanding any provision hereof to the contrary, under no circumstances whatsoever shall either Party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any lost profits, business interruption, or any indirect, incidental, special, consequential, exemplary, or punitive damages arising out of this Agreement, even if the Party has been advised of the possibility of such damages or liability (it being understood that nothing in this sentence will limit any indemnified Party’s right to indemnification for such damages claimed by third parties). 13.2 Limitation of Liability. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EACH PARTY’S MAXIMUM LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT PER CALENDAR YEAR FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY ARISING UNDER THIS AGREEMENT OR RESULTING FROM ANY AND ALL BREACHES OF ITS REPRESENTATIONS, WARRANTIES, OR ANY OTHER OBLIGATIONS UNDER THIS AGREEMENT WILL NOT EXCEED [***].

13.3 Regis Indemnity. Regis agrees to defend, indemnify, and hold Customer, its Affiliates and their officers, employees, and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability resulting from (i) a failure by Regis to manufacture the Product in accordance with the Specifications, GMPs, and Applicable Laws, or (ii) a material breach of this Agreement by Regis, including, without limitation, any representations or warranties contained herein, except to the extent that the losses, damages, costs, claims, demands, judgments, and lability are due to the gross negligence or wrongful act(s) of Customer, its officers, employees, agents, or Affiliates. If a claim occurs, Customer will: (a) promptly notify Regis of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Regis in the defense of the claim; and (d) permit Regis to control the defense and settlement of the claim, all at Regis’s cost and expense (provided that no settlement of a claim other than for monetary damages to be paid by Regis shall be made without Customer’s prior written consent). 13.4 Customer Indemnity. Customer agrees to defend, indemnify, and hold Regis, its officers, employees, and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favor of third parties (other than Affiliates) resulting from, or relating to any claim of infringement or alleged infringement of any third party rights in the Product, or any portion thereof, or any claim of personal injury or property damage to the extent that the injury or damage is the result of a material breach of this Agreement by Customer, including, without limitation, any representation or warranty contained herein, except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the gross negligence or wrongful act(s) of Regis, its officers, employees, or agents. If a claim occurs, Regis will: (a) promptly notify Customer of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Customer in the defense of the claim; and (d) permit Customer to control the defense and settlement of the claim, all at Customer’s cost and expense. 13.5 Reasonable Allocation of Loss. This Agreement including, without limitation, this Section 13 is reasonable and creates a reasonable allocation of risk for the relative profits the Parties each expect to derive from the Product. Regis assumes only a limited degree of risk arising from the manufacture, distribution, and use of the Product because Customer has developed and holds the marketing approval for the Product, Customer requires Regis to manufacture the Product strictly in accordance with the Specifications, GMPs and applicable laws, and Customer, not Regis, is best positioned to inform and advise potential users about the circumstances and manner of use of the Product. 14. INTELLECTUAL PROPERTY AND TECHNOLOGY TRANSFER 14.1. Intellectual Property belonging to each of the parties independently from the agreements between them: (a) all Confidential Information and Intellectual Property owned by or licensed to Regis from third parties, including the Regis Technology prior to the Effective Date or thereafter developed by Regis independently from this Agreement (“Regis Intellectual Property”) shall at all times remain the property or in the control of Regis and no rights in or to any such Regis Intellectual Property shall vest in Customer;

(b) all Confidential Information and Intellectual Property owned by or licensed to Customer from third parties prior to the Effective Date or thereafter developed by or on behalf of Customer independently from this Agreement (“Customer Intellectual Property”) shall at all times remain the property or in the control of Customer, and no rights in or to any such Customer Intellectual Property shall vest in Regis; 14.2 All Intellectual Property arising from activities under this Agreement, whether it is conceived, generated, made, or reduced to practice, as the case may be, by Regis or Customer, will be the sole and exclusive property of Customer (hereinafter, “Contract Results”), and Regis shall and hereby does assign to Customer all of its right, title and interest in and to any Contract Results and Regis shall co-operate with Customer in seeking applicable patent coverage therefore. 14.3 Regis agrees to disclose all Contract Results promptly to Customer to facilitate Customer seeking protection for such Contract Results, including patent and copyright rights in any and all countries as the owner(s) may determine. Customer may, in its own discretion, file and prosecute in its own name and at its own expense, applications for foreign and United States patents on any Contract Results. Upon the request of Customer, and at Customer’s expense, Regis shall (and shall cause its Representatives to) assist in prosecuting such applications and shall execute and deliver any and all instruments necessary to make, file, prosecute and maintain all such patents, patent applications, provisional patent applications, divisions, continuations, continuations-in-part, reissues, extensions, validations or renewals thereof. 14.4 The form and style of batch documents, including, but not limited to batch production records, packaging records, equipment set up control, operating parameters, and data print outs, raw material data, and laboratory notebooks are the exclusive property of Regis, except for specific Product-related information contained in those batch documents that is Customer Intellectual Property and/or Customer Confidential Information which shall be the exclusive property of Customer. 14.5 Technology Transfer. Promptly upon Customer’s request, but no more than [***] during the Term, Regis shall provide Customer or its designee with reasonable assistance in order to transfer the manufacturing process for Product to Customer or its designee; provided, that Customer may only make such request following (i) a breach of this Agreement by Regis; (ii) receipt by Customer of a notice of non-renewal from Regis pursuant to Section 17.1 below; or (iii) any notice of termination of this Agreement pursuant to Section 17.2 below. Regis shall provide reasonably necessary support, including documents, samples, process-related know-how and other information, to complete the technology transfer, provided that the scope of Regis’s technical assistance shall in any event be limited to a maximum of [***] FTE working days. Regis will use commercially reasonable efforts to complete the technology transfer set forth in this Section 14.5 in accordance with a schedule and technology transfer plan, including a budget, mutually agreed upon by the Parties. Except in the event that Customer has terminated this Agreement pursuant to Section 17.2 below, Customer shall reimburse Regis for any reasonable out-of-pocket expenses incurred by Regis in providing such technology transfer.

15. CONFIDENTIALITY 15.1 Confidentiality of information disclosed by one of the parties hereto (the “Disclosing Party”) to the other (the “Receiving Party”) is governed by Section 15.2. 15.2 All information regarding the Disclosing Party’s business in general given or known to the Receiving Party by the Disclosing Party hereunder and the existence and contents of this Agreement are confidential. All information regarding the Product and Customer Intellectual Property shall be considered Customer confidential information and Customer shall be considered the Disclosing Party with regard to any Customer confidential information. During the term of this Agreement and for [***] thereafter, unless any written consent by the Disclosing Party or written agreement between the parties provides otherwise, the Receiving Party must treat such information in strict confidence as it would treat its own proprietary information. The Receiving Party may not divulge such information to any third party except (x) to the extent required to obtain official licenses from local or national authorities, (y) as required by law or regulation or legal or regulatory proceedings; provided, however, that the Receiving Party gives (to the extent legally permissible) prior written notice of such requirement to the Disclosing Party and reasonably cooperates (at the Disclosing Party’s sole cost) with the Receiving Party’s efforts to limit such disclosure and (z) to the Receiving Party’s employees, officers, directors, consultants and professional advisors who need to know such information and who are bound by obligations of confidentiality at least as stringent as those set forth herein. In addition, each Party may disclose confidential information to third parties in connection with due diligence or similar investigations by such third parties, and disclosures to potential third party investors and lenders in confidential financing or loan documents, provided, in each case, that (A) any such third party agrees to be bound by reasonable obligations of confidentiality and non-use and (B) the Disclosing Party provides prior written consent; provided, that Regis agrees that Customer may disclose such information to its existing lenders or their successors). The Receiving Party must ensure that such information is not used for any purpose other than that set forth in this Agreement except when: (a) such information is public knowledge or after disclosure hereunder becomes public knowledge through no fault of the Receiving Party (b) such information can be shown by the Receiving Party to have been in its possession on a non-confidential basis prior to receipt hereunder (c) such information is received by the Receiving Party from any third party for use or disclosure by the Receiving Party without obligation to the Disclosing Party, or (d) the Receiving Party can show that such information was developed independently by the Receiving Party or any of its Affiliates without recourse to the information disclosed hereunder. The burden of proof regarding the existence of any of the above contingencies will lie with the Receiving Party. 15.3 In the context of this section Affiliates will not be considered as third parties provided that they assume the secrecy obligations set forth in this Agreement and are therefore bound to the secrecy obligations of the respective party hereto. Each party shall be liable towards the other party for the compliance of its Affiliates with the secrecy and non-use obligations hereunder.

15.4 Both Parties agree that upon termination or expiration of this Agreement, or, at the other’s request, and subject only to any applicable regulatory requirements, it shall (and shall cause its directors, officers, employees, contractors, agents, representatives and advisors to) return to the other Party all parts of the other Party’s Confidential Material and return or destroy any copies thereof made by it, its Affiliates and their respective directors, officers, employees, contractors, agents or representatives. However, each Party may retain one (1) copy of the other Party’s Confidential Material for archival purposes. Section 14 shall remain binding on the parties during the Term of this Agreement and for a period of [***] after the expiration or termination of this Agreement, regardless of the cause of such expiration or termination or from last disclosure, whichever is longer. 15.5 Each Party acknowledges that disclosure or distribution of the other Party’s Confidential Material or use of the other Party’s Confidential Material contrary to the terms of this Agreement may cause irreparable harm for which damages at law may not be an adequate remedy, and agrees that the provisions of this Agreement prohibiting disclosure or distribution of the other Party’s Confidential Material or use contrary to the provisions hereof may be specifically enforced by a court of competent jurisdiction without the necessity of proving actual damages in addition to any and all other remedies available at law or in equity. 16. FORCE MAJEURE 16.1 Neither Party shall be liable for any damage, loss, cost or expense arising out of or in connection with any breach of this Agreement to the extent such breach is due to force majeure. 16.2 In this Section, force majeure shall mean any and all circumstances beyond the reasonable control of the Party concerned, including, without limitation, acts of God (such as earthquake, flood, storm or lightning), fire, explosion, war, terrorism, riot, civil disturbance, sabotage, accident, epidemic, strike, lockout, slowdown, labour disturbances, lack of or failure of transportation, breakdown of plant or essential equipment or machinery, emergency repair or maintenance, breakdown of public utilities, etc. 16.3 The Party invoking force majeure shall inform the other Party thereof as soon as possible. The Parties shall consult each other in order to minimize the other Party’s damage and costs and all other negative effects of the force majeure event on the performance of the Party invoking force majeure. 17. TERM AND TERMINATION 17.1 This Agreement will enter into force on the Effective Date and will remain in force for seven (7) years, unless the Parties agree to terminate earlier or to extend it. Thereafter, this Agreement shall renew for successive three (3) year periods each, unless notice of termination is given by either Party no later than twenty-four (24) months prior to the expiration of the original term or any renewal period thereof. 17.2 Either Party may terminate this Agreement for material breach by the other Party if the breaching Party has not corrected such material breach within sixty (60) days of receipt of written notice thereof from the non-breaching Party. 17.3 Either Party may terminate this Agreement at any time with immediate effect by written notice to the other if the other Party is or will in the near future be dissolved, liquidated, bankrupt. 17.4 Without limiting any other provisions of this Agreement, if two (2) (a) Late Shipments of Product or (b) Shortages of Supply of Product occur during any two (2) year period, then Customer shall have the right to terminate this Agreement immediately by providing written notice to Regis no later than10 days of receiving notice from Regis of a Shortage of Supply or Late Shipment of Product. For purposes of this section, “Late Shipment” shall mean any shipment of a Regis confirmed Purchase Order that is delivered more than thirty (30) days past the delivery date specified in the applicable Purchase Order (each, a “Late Shipment”). 17.5 Except as set forth in this Agreement, each Party will remain liable to the other after expiry or termination for all obligations it incurred prior to such expiry or termination. 17.6 In the event Customer terminates this Agreement because of non-performance or other breach by Regis, Regis will at Regis’ expense provide reasonably necessary assistance to assist Customer and its Affiliates in transferring the manufacture of the Product to another facility. 17.7 Sections that by their nature are intended to survive will survive expiry or termination of this Agreement and continue to be enforceable. 18. MISCELLANEOUS 18.1 This Agreement represents the complete and entire understanding between the Parties regarding the subject matter hereof and supersedes all prior negotiations, representations or agreements, either written or oral, regarding this subject matter. This Agreement may be amended only in writing, signed by both Parties. 18.2 In the event any provision of this Agreement is deemed to be void under any law, the remaining provisions of this Agreement shall not be affected and the void provision shall be deemed to have been replaced by such valid and enforceable provision that most closely reflects the original intention of the parties. 18.3 Failure by Regis or Customer to enforce the terms and conditions of the Agreement shall not affect or impair such terms or conditions, or the right of Regis or Customer to avail itself of such remedies as it may have for any breach of such terms or conditions under the provisions of this Agreement, in equity or at law.

18.4 For greater certainty, nothing in this Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement. 18.5 Nothing in this Agreement shall prevent Regis from engaging in a business or businesses separate and apart from that of Customer. 18.6 The Parties agree that their rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may transfer or assigns its rights and obligations under this Agreement to (x) an affiliate which controls, is controlled by or is under common control with such Party within the meaning of the U.S. federal securities laws or (y) a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee has agreed to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement inures to the benefit of and is binding upon the Parties, their respective successors in interest by way of merger, acquisition, or otherwise, and their permitted assigns. 19. GOVERNING LAW This Agreement will be construed and enforced in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein and subject to the exclusive jurisdiction of the courts thereof, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. 20. NOTICES 20.1 Any communication which is required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered made or given to the other party by personal delivery, by telecopy, facsimile communication, or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses, telecopy or facsimile numbers or electronic mail addresses set forth below: If to Regis to: Regis Technologies, Inc. 8210 Austin Avenue Morton Grove, IL 60053 Attn: President & CEO With a copy (which shall not constitute notice) to: Regis Technologies, Inc. 8210 Austin Avenue Morton Grove, IL 60053 If to Customer to: Strongbridge Biopharma plc 900 Northbrook Drive, Suite 200 Trevose, PA 19053 Attention: Peter J. Valentinsson, Senior Vice President Global Technical Operations With a copy to: Strongbridge Dublin Limited c/o Xeris Pharmaceuticals, Inc. 180 N. LaSalle St. Suite 1600

Attn: General Counsel Attn: Legal Department IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of on the day and year written. Strongbridge Dublin Limited By: /s/ Peter Valentinsson Name: Peter Valentinsson Title: SVP, Global Technical Operations Date: 1/26/2022 Regis Technologies, Inc. By: /s/ Louis Glunz IV Name: Louis Glunz IV Title: President and CEO Date: 1/27/2022 Exhibits: Exhibit 1: Product Specifications Exhibit 2: First Forecast covering [***] from the Effective Date Exhibit 3: Price, Fees and Adjustments Exhibit 4: Purchase Order Template